UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report — December 7, 2010

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant’s telephone number, including area code (801) 324-5699

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Underwriting Agreement

On December 7, 2010, Questar Corporation (“Questar”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of each of the underwriters named on Schedule A thereto, relating to the issuance and sale by Questar in an underwritten public offering (the “Offering”) of $250,000,000 aggregate principal amount of 2.75% Senior Notes due 2016 (the “Notes”). The Offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-169702), which became effective upon its filing with the Securities and Exchange Commission on October 1, 2010.  The Notes will be issued pursuant to an indenture to be entered into among Questar and Wells Fargo Bank, National Association, as trustee.  The closing of the Offering is expected to occur on December 14, 2010.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated December 7, 2010, by and among Questar Corporation, and the underwriters named on Schedule A thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)

December 8, 2010
/s/ Martin H. Craven
Martin H. Craven
Vice President and Chief Financial Officer